This STOCK TRANSFER AGREEMENT (this “Agreement”) dated September 1, 2021, is entered into by and between The Spruce House Partnership LLC, a Delaware limited liability company (“Spruce House”), and GTT Communications, Inc., a Delaware corporation (the “Company”).
WHEREAS, Spruce House owns 15,875,000 shares of common stock, par value $0.0001 per share, of the Company, standing in Spruce House’s name on the books of the Company (the “SH Shares”); and
WHEREAS, Spruce House wishes to transfer all of its right, title and interest in the SH Shares to the Company for no payment, and the Company wishes to accept such transfer of the SH Shares for no payment, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged and agreed, and intending to be legally bound hereby, the parties hereby agree as follows:
1.Immediate Transfer of Any and All Economic Rights and Interests Associated With the SH Shares to the Company. Effective immediately upon the date of execution of this Agreement, Spruce House hereby irrevocably transfers, assigns, conveys and delivers to the Company all of its right, title and interest in any and all economic rights and interests associated with the SH Shares (including the right to receive any distribution with respect to the SH Shares after the date of this Agreement), and the Company accepts such transfer, assignment, conveyance and delivery (the “Economic Interest Transfer”). Notwithstanding the Economic Interest Transfer and subject to Section 2, Spruce House shall retain its right, title and interest in any voting rights associated with the SH Shares (the “Voting Interest”).

2.Transfer of Voting Interest in SH Shares to the Company. Subject to and automatically effective upon obtaining any consents or waivers from the Virginia State Corporation Commission and the Pennsylvania Public Utility Commission (the “Governmental Authorities”) for Spruce House to dispose of the Voting Interest (the “Required Consents”): (a) Spruce House hereby irrevocably transfers, assigns, conveys and delivers to the Company all of its right, title and interest in the Voting Interest, and the Company shall accept such transfer, assignment, conveyance and delivery (the “Voting Interest Transfer”); and (b) Spruce House hereby irrevocably constitutes and appoints each officer of the Company, or any of them acting individually, as attorney in fact to transfer the SH Shares on the books of the Company, with full power of substitution in the premises. Notwithstanding anything to the contrary in this Section 2, (i) effective immediately upon the date of execution of this Agreement, Spruce House hereby irrevocably transfers, assigns, conveys and delivers to the Company any portion of its right, title and interest in the Voting Interest that, immediately after giving effect to such transfer, exceeds 25.01% of the issued and outstanding common stock of the Company, (ii) in the event that any Required Consent is obtained from the Virginia State Corporation Commission prior to obtaining Required Consent from the Pennsylvania Public Utility Commission, then automatically effective upon receiving such Required Consent from the Virginia State Corporation

Commission, Spruce House hereby irrevocably transfers, assigns, conveys and delivers to the Company any portion of its right, title and interest in the Voting Interest that, immediately after giving effect to such transfer, exceeds 20.01% of the issued and outstanding common stock of the Company, and (iii) with respect to clauses (i) and (ii), Spruce House hereby irrevocably constitutes and appoints each officer of the Company, or any of them acting individually, as attorney in fact to transfer the applicable SH Shares on the books of the Company, with full power of substitution in the premises.

3.Efforts. Spruce House and the Company shall use their reasonable best efforts to take or cause to be taken all actions necessary, proper, or advisable to (i) obtain the Required Consents from the Governmental Authorities, and (ii) cause the transactions contemplated hereby (including pursuant to Section 2 hereof) to be consummated, in each case as promptly as practicable and at the sole cost and expense of Spruce House. The Company hereby waives any applicable Company policy to the extent inconsistent herewith.
4.Non-Recourse. Except for Spruce House’s and the Company’s ability to enforce this Agreement against each other, neither Spruce House nor the Company’s affiliates, nor any of the directors, officers, employees, incorporators, shareholders, managing members, members, general partners, limited partners, principals or other agents of Spruce House or the Company or their respective affiliates shall have any liability for any obligations of Spruce House or the Company, as applicable, under this Agreement.
5.Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions thereof that would cause the laws of another state to apply.
6.Counterparts; Facsimile or .pdf Signature. This Agreement may (1) be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties and (2) be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.
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IN WITNESS WHEREOF, the parties have executed this Agreement with the intent that it be effective on the date first above written.

THE SPRUCE HOUSE PARTNERSHIP LLC
By:     /s/ Thomas Walker
Name: Thomas Walker
    Title: Authorized Person

GTT COMMUNICATIONS, INC.
By:     /s/ Donna Granato
Name: Donna Granato
    Title: Interim Chief Financial Officer

[Signature Page to Stock Transfer Agreement]